Welcome to

1st United Bancorp’s

Special Shareholders’ Meeting

December 8, 2009

“One Mission, To Put You 1st”

Agenda

➢	Quorum/Commence Meeting

➢	Vote/Inspector of Elections

➢	Introductions

➢	Proposal

➢	Business Presentation

➢	Results of Vote

➢	Questions and Answers

➢	Adjournment

Forward Looking Statements Disclosure

This presentation includes forward-looking statements, including statements about future results. These statements are subject to uncertainties and risks, including but not limited to our ability and the costs to integrate the business and operations of companies and banks that we have acquired, and those we may acquire in the future; the loss of key personnel; the failure to achieve expected gains, revenue growth, and/or expense savings from companies and banks that we have acquired, and those we may acquire in the future, because of customer loss, deposit attrition, and business disruption or otherwise; our need and our ability to incur additional debt or equity financing; the strength of the United States economy and the local economies in which we conduct operations; the accuracy of our financial statements; harsh weather conditions; our lack of a diversified loan portfolio; the frequency and magnitude of foreclosure of our loans; our ability to comply with the extensive laws and regulations, as well as changes to such laws and regulations; customer acceptance of third-party products and services; changes in the stock market and other capital and real estate markets; increased competition and its effect on pricing; technological changes; changes in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; our growth and profitability; changes in accounting; anti-takeover provisions; and our ability to manage the risks involved in the foregoing.

Forward Looking Statements Disclosure

These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this presentation speak only as of the date of these materials, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

Proposal 1

➢	Amendment to Increase Authorized Shares of Common Stock

Currently, the Amended and Restated Articles of Incorporation authorize 35,000,000 shares of capital stock, 30,000,000 of which are currently designated as Common Stock and 5,000,000 of which are currently designated as Preferred Stock. Proposal 1 seeks to increase the authorized shares of Common Stock from 30,000,000 to 60,000,000.

Annual Meeting Of Shareholders

BUSINESS PRESENTATION

AGENDA

➢	Recent Accomplishments

➢	1st United Bank – At a Glance

➢	Banking Industry Developments

➢	1st United Asset Quality Observations

➢	Questions and Answers

Recent Accomplishments

Equity Raise

•	On September 17, 2009, we raised $80,500,000 in new equity capital through an initial public offering

•	Listed 1st United Bancorp common stock on the NASDAQ Global Market System under the symbol FUBC

Redeemed All Outstanding Preferred Stock

Repaid Tarp/Capital Purchase Program:

◆	Redeemed $10,500,000 of Series C Preferred Stock and Series D Preferred Stock on November 18, 2009.

Repaid Private Preferred:

◆	Redeemed $4,595,000 of Series B Preferred Stock on November 19, 2009.

Among Strongest Capital Ratios in the Florida Bank Group

1st United Bancorp:
	9/30/09 Actual	9/30/09 Proforma(1)

Tier 1 Risk Based	25.24%	24.24%
Total Risk Based	27.55%	26.55%
Leverage Ratio	20.46%	19.46%

(1): Proforma 9/30/09 after redemption of preferred stock and over allotment proceeds received

Balance Sheet Strength

Florida Public Banking Peers as of September 30, 2009

	1st United	Florida Public Banking Peer
		Median
	Bancorp, Inc.
Total Assets ($000)	$669,425	$1,625,872
Tangible Common Equity Ratio	16.04%	6.72%
NPAs/Assets	2.26%	7.48%
Reserves/Non Accruing Loans	60%	29.86%
Reserves/Loans	1.44%	2.29%
Core Deposits/Deposits	79%	72%
Non-Interest Bearing Deposits/Deposits	23%	12%
Texas Ratio	11%	94%

Florida Public Banking Peers comprised of banks headquartered in Florida with assets greater than $500 million.

Peers include: Capital City Bank Group, Inc., Seacoast Banking Corporation of Florida, TIB Financial Corp., Great Florida Bank, CenterState Banks, Inc., Bank of Florida Corporation, Florida Community Banks, Inc., Beach Community Bancshares, Inc., Sun American Bancorp and Community Bank of South Florida.

Source: SNL Financial, information as of June 30, 2009
Texas ratio defined as non-performing assets plus loans 90 days past due as a percentage of tangible equity and loan loss reserves

1st United At A Glance

Balance Sheet Growth

Total Assets ($000)

$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Citrus
Equitable
First Western
Advantage
2003
2004
2005
2006
2007
2008
YTD 9/30/09

Total Deposits ($000)

$500,000
$400,000
$300,000
$200,000
$100,000
$0
2003
2004
2005
2006
2007
2008
YTD 9/30/09
Interest Bearing
Non-Interest Bearing

1st United Bank At A Glance – September 30, 2009

Balance Sheet Data:

$669.4 million in Total Assets

$500.4 million in Total Loans

$459.3 million in Total Deposits

23% non-interest bearing deposits

$172.0 million in Equity Capital (over $70 million in excess of well capitalized)

1st United Bank At A Glance – September 30, 2009 (continued)

Other Significant Statistics:

3.74 % Net Interest Margin
2.26% NPA/Assets
1.44% ALL/Loans
27.55% Total Risk Based Capital

Examinations:
o     Completed Safety & Soundness Federal Reserve Examination on January 30, 2009

Financial Highlights

Summary Common Stock Data

	September 30, 2009	Proforma with Over Allotment September 30, 2009

Total Common Shares Outstanding	22,670,231	24,770,231

Total Common Shareholders’ Equity	$156,911,000	$166,661,000

Book Value Per Share	$6.92	$6.72

Tangible Book Value Per Share	$4.85	$4.84

Banking Industry Developments

2009 and 2010 Challenges

➢	Many Florida banks downgraded with severe sanctions

➢	Many Florida banks have launched attempts to raise bank qualifying capital with limited or no success

➢	Expectations increase for more Florida bank failures

➢	Challenged Organic Deposit Growth

➢	Florida Real Estate Slump Continues

➢	Problem asset concerns focused on higher risk portfolios, including commercial real estate

➢	Irrational Loan and Deposit Pricing by challenged Competitors

➢	Compressed margins for Bank Group

➢	Slower Population Growth in Target Markets

➢	Greater Bank Regulatory Scrutiny – Regulatory risk is very high

2009 and 2010 Opportunities

➢	Challenging, but increasingly active Bank Merger and Acquisition Market

➢	Recruiting Opportunities

➢	Merger Disruption Leads to Customer Acquisition Opportunities for Organic Growth

1st United Asset Quality Observations

•	1st United’s risk management decisions and processes have produced relatively lower levels of non-performing loans.

•	Protracted recession gives rise to an environment of weakened borrowers.

•

Self-imposed conservative problem asset recognition, accounting rules, bank regulatory imperatives and downward pressure on property appraisals combine to create frequent and meaningful loan loss provisions at all banks, including 1st United.

•

As a result, we do not believe that extraordinary loan loss provisions have abated for Florida banks and will continue to lead to earnings results that toggle between loss and profitable quarters until Florida markets stabilize.

1st United Asset Quality Observations (continued)

Keys to controlled bank asset quality continue to include:

•	Careful new loan and renewed loan underwriting.

•	Emphasis on strong guarantors.

•	Avoidance of excessive portfolio concentrations.

•	Early detection of borrower and collateral weakness.

•	Speedy efforts to cure weakness.

•	Prompt resolution to problem assets where borrowers are unresponsive.

1st United Asset Growth Initiatives

Organic Growth:

➢	Stepped-up customer solicitation given our extraordinary balance sheet strength.

➢	Take advantage of disrupted competitors.

➢	Recruit qualified bankers.

➢	Leverage existing 12 branch network.

Growth Plan

Growth by Acquisition :

❑	We will pursue sound financial acquisitions of three types:
	1.	FDIC-assisted transactions
	2.	Divestitures (like the 2008 Citrus Bank acquisition)
	3.	Whole bank acquisitions

❑	From a market perspective we would have 3 tiers of preference as follows in priority order:
	1.	Our existing markets – Vero Beach to Miami with emphasis on Palm Beach, Broward and Miami-Dade Counties
	2.	Legacy Florida markets – we would consider good transactions in additional legacy markets including Central Florida
	3.	Non-legacy Florida markets – only where a trusted management team is involved to provide on-site management

1st United Asset Growth Initiatives (continued)

Mergers and Acquisitions (continued):

➢	Failed Banks	-	review all Florida failed banks offered by the FDIC that are revealed to 1st United.

➢	Bank Divestitures	-	pursing conversations with many banks to acquire branches, associated deposits and loan portfolios allowing the Selling Bank to shrink as a solution to their capital ratio weakness.

➢	Whole Bank Acquisitions	-	conducting meetings with bank candidates however most have high levels of problem assets making too uncertain the value of such mergers, at this time.

Our Growth Infrastructure

Growth and Operating Experience:

❑	The founding SEOs have completed 34 acquisitions in their careers as community bankers
❑

The founding SEOs co-founded, grew and operated two larger community banks - $1 billion asset 1st United Bank and the $3.4 billion asset Republic Security Bank, both of which were publicly-held companies

❑	1st United Bancorp has been a registrant since early 2008 and therefore has filed accordingly with the SEC; the IPO registration statement received a “no review” by the SEC

Our Growth Infrastructure

Scalable Senior Management Team:

❑	Many of the senior management members were in key capacities at our former banks and have operated business units at scale, safely and soundly

Experienced Board of Directors:

❑	Most of our directors are experienced community bank directors and a number have major corporate and public company experience
❑	Board Committees have operated on large bank principles and consistent with public company expectations

Our Growth Infrastructure

In-house Independent Credit and Loan Review Functions:

❑	Both Credit and Loan Review are in-house functions, independent from loan production business units and headed by deeply experienced senior managers
❑	Loan Review reports directly to the Board Audit Committee

Our Growth Infrastructure

Large Core System Processing:

❑	In December 2006, we converted to the robust Fidelity Horizon core processing system in order to have a scalable foundation for core banking systems
❑	In May 2008 and August 2008 we integrated successfully the Equitable Bank acquisition and the Citrus Bank acquisition, respectively, to the Fidelity Horizon system
❑	The Citrus Bank acquisition was closed and integrated on the same day

Our Growth Infrastructure

M&A Integration Team:

❑	We have a deeply experienced integration project manager who has solid integration experience and who managed 1st United’s four acquisitions life to date

Our Growth Infrastructure

Loan and Asset Quality Committees:

❑

Our established Management Loan Committee and Board Loan Committee structure limits the use of delegated loan authorities below the highest management levels as our front-end asset quality control mechanism

❑	Our management level Asset Quality Committee and Special Assets Committee provide structure to our on-going loan classification, loan reserve and problem asset resolution efforts

Growth Plan

Strategic Statement:

❑	1st United is committed to continued safe and sound growth through both natural deposit and loan growth and growth through acquisition.

Natural Growth:

❑	Year to date through September 30, 2009 natural growth in the balance sheet has been as follows:

Deposit Growth of $23 M (5% annualized) Loan Growth of $14.1 M net (3% annualized)

1st United’s Merits

Proven Management Team with Extensive South Florida Banking Experience

High Quality Deposit Franchise with a Stable Core Deposit Base

Successful Acquisition History with Proven Integration Skills

Ample Opportunity to Capture Deposit Market Share Given the Competitive Landscape in South Florida

Solid Asset Quality Metrics

Strong Capital Position Conducive to Management’s Pursuit of Shareholder Value Creation Through Strategic Franchise Enhancement Opportunities

Results of Vote

Questions and Answers

We thank you for your continued support.